      As filed with the Securities and Exchange Commission on July 8, 1999

                                                      Registration No. 333-47743

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             WORLD COLOR PRESS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              37-1167902
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                                    THE MILL
                               340 PEMBERWICK ROAD
                          GREENWICH, CONNECTICUT 06831
                    (Address of principal executive offices)

                                 ---------------

    SECOND AMENDED AND RESTATED STOCK OPTION PLAN OF WORLD COLOR PRESS, INC.
        THE AMENDED AND RESTATED 1995 SENIOR MANAGEMENT STOCK OPTION PLAN
                           OF WORLD COLOR PRESS, INC.
                            (full title of the plans)

                                 ---------------

                                                       COPY TO:
JENNIFER L. ADAMS                                      STEVEN DELLA ROCCA
Vice Chairman, Chief Legal and                         Latham & Watkins
Administrative Officer and Secretary                   885 Third Avenue
World Color Press, Inc.                                Suite 1100
The Mill, 340 Pemberwick Road                          New York, New York 10022
Greenwich, Connecticut 06831                           (212)906-1200
(203) 532-4200
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)

                               -------------------

                                          CALCULATION OF REGISTRATION FEE
============================================================================================================
Title of Each Class of          Amount to be      Proposed Maximum   Proposed Maximum    Amount of
Securities to be Registered     Registered        Offering Price     Aggregate           Registration
                                                  Per Share (1)      Offering Price      Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value                          1,869,840         $28.00             $36,071,355         $10,641.05
============================================================================================================

(1) Solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the weighted average ($18.97) of the exercise price for 1,803,340 shares subject to options that are outstanding under the Plans as of June 30, 1999, and the average of the high and low price for shares of the Registrant's Common Stock as reported on the New York Stock Exchange, Inc. composite tape on July 6, 1999 ($28.00) for the 66,500 shares not subject to outstanding options under the Plans as of June 30, 1999.

On March 11, 1998, World Color Press, Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-47743) relating to 3,264,190 shares of Common Stock to be offered and sold under the plans set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statement are incorporated into this Registration Statement by reference.


Item 8.           Exhibits

          5.1  Opinion of Latham & Watkins.

          23.1 Consent of Deloitte & Touche.

          23.2 Consent of Latham & Watkins (included in Exhibit 5.1).

          24 Power of Attorney (included in the signature page to the Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, Connecticut, on July 8, 1999.


                                   WORLD COLOR PRESS, INC.

                                   By: /s/ Jennifer L. Adams
                                      ------------------------------------------
                                   Jennifer L. Adams
                                   Vice Chairman, Chief Legal and Administrative Officer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Robert G. Burton, Jennifer L. Adams and Robert B. Lewis, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with World Color Press, Inc. and on the dates indicated.


SIGNATURES                       TITLES                          DATE

    /s/ Robert G. Burton
-----------------------------    Chairman of the Board of        July 8, 1999
     Robert G. Burton            Directors and Chief Executive
                                 Officer (Principal Executive
                                 Officer)

    /s/ Marc L. Reisch
-----------------------------    Director, President             July 8, 1999
     Marc L. Reisch


    /s/ Robert B. Lewis
-----------------------------    Executive Vice President,       July 8, 1999
     Robert B. Lewis             Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)


   /s/ Gerald S. Armstrong
-----------------------------    Director                        July 8, 1999
     Gerald S. Armstrong


   /s/ Patrice M. Daniels
-----------------------------    Director                        July 8, 1999
     Patrice M. Daniels


   /s/ Alexander Navab, Jr.
-----------------------------    Director                        July 8, 1999
     Alexander Navab, Jr.


    /s/ Scott M. Stuart
-----------------------------    Director                        July 8, 1999
     Scott M. Stuart


   /s/ Dr. Mark J. Griffin
-----------------------------    Director                        July 8, 1999
     Dr. Mark J. Griffin

                             WORLD COLOR PRESS, INC.
                                  EXHIBIT INDEX


EXHIBIT                                                            SEQUENTIALLY
NUMBER     DESCRIPTION OF EXHIBIT                                  NUMBERED PAGE
------     ----------------------                                  -------------

5.1        Opinion of Latham & Watkins.

23.1       Consent of Deloitte & Touche.

23.2       Consent of Latham & Watkins (included in Exhibit 5.1).

24 Power of Attorney (included in the signature page to the Registration Statement).